EXHIBIT 10.2

Form of
Restricted Stock Award

Granted by

FFBW, INC.

under the

FFBW, INC.
2021 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2021 Equity Incentive Plan (the “Plan”) of FFBW, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided or made available to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (“Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant.________________.

2.	Date of Grant. ___________________, 20 .

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award._________

(subject to adjustment pursuant to Section 9 hereof).

4.	Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein.
Vesting Date	Number of Shares Vesting

Vesting will automatically accelerate pursuant to Sections 2.7 and 4.1 of the Plan (in the event of death, Disability or Involuntary Termination following a Change in Control).

5.	Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions.
6.1	The Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters which require stockholder vote.
6.2	Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award will be distributed to the Participant immediately.

7.	Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.	Change in Control.
8.1	In the event of the Participant’s Involuntary Termination following a Change in Control, all Restricted Stock Awards held by the Participant will become fully vested.

8.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

9.	Adjustment Provisions.
This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.	Effect of Termination of Service on Restricted Stock Award.
10.1 This Restricted Stock Award will vest as follows:

(i)
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not immediately vested, at the date of Termination of Service.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not immediately vested, at the date of Termination of Service.

(iii)
Retirement.  In the event of the Participant’s Termination of Service by reason of the Participant’s Retirement, any Restricted Stock award that has not vested as of the date of Termination of Service will expire and be forfeited.  “Retirement” shall have the meaning set forth in Section 8.1(cc) of the Plan.

(iv)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Restricted Stock granted to a Participant that has not vested will expire and be forfeited.
(v)
Other Termination.  If a Participant terminates Service for any reason other than due to death, Disability, Retirement, Involuntary Termination following a Change in Control or for Cause, all shares of  Restricted Stock awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited.

11. Miscellaneous.

11.1
This Restricted Stock Award will confer upon the Participant any rights as a stockholder of the Company with respect to the shares underlying the Award prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
11.3	This Restricted Stock Award is not transferable except as provided for in the Plan.
11.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of Wisconsin.
11.5
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Stock hereunder if the issuance of the shares would constitute a violation of any such law, regulation or order or any provision thereof.

11.6	Restricted Stock Awards under this Agreement are subject to any required federal, state and local tax withholding which may be effected in the manner or manners permitted by the Company.
11.7
Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

11.8	In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
11.9	This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.
FFBW, INC.
By:_______________________________
Its: ________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2021 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2021 Equity Incentive Plan.
PARTICIPANT

___________________________________

4